                         ENERGY BIOSYSTEMS CORPORATION

                                                                    EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
             -----------------------------------------------------


      The following schedules reflect the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.

                         ENERGY BIOSYSTEMS CORPORATION


                       COMPUTATION OF PER SHARE EARNINGS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

WEIGHTED AVERAGE SHARES OUTSTANDING:

      TOTAL                   # DAYS
     SHARES                OUTSTANDING
-------------------------------------
10,584,268           x               23   =     243,438,164
11,107,568           x               14   =     155,505,952
11,139,268           x               27   =     300,760,236
11,140,768           x                8   =      89,126,144
11,142,868           x               55   =     612,857,740
11,301,975           x               28   =     316,455,300
11,302,025           x               16   =     180,832,400
11,303,525           x                7   =      79,124,675
11,309,295           x                1   =      11,309,295
11,309,355           x                5   =      56,546,775
11,310,855           x                7   =      79,175,985
11,311,955           x                5   =      56,559,775
11,316,955           x                4   =      45,267,820
11,318,210           x               28   =     316,909,880
11,320,010           x                4   =      45,280,040
11,320,210           x               23   =     260,364,830
11,325,210           x               19   =     215,178,990
                                    ---        ------------
                                    274       3,064,694,001      11,185,015
                                                                ===========

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs             ($7,780,444)   =      ($0.70)
---------------------------------            ------------       ==========
   Weighted Avg. Shares                        11,185,015

                         ENERGY BIOSYSTEMS CORPORATION


                       COMPUTATION OF PER SHARE EARNINGS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996

WEIGHTED AVERAGE SHARES OUTSTANDING:

      TOTAL                   # DAYS
     SHARES                OUTSTANDING
---------------------------------------
11,309,355           x                2    =    22,618,710
11,310,855           x                7    =    79,175,985
11,311,955           x                5    =    56,559,775
11,316,955           x                4    =    45,267,820
11,318,210           x               28    =   316,909,880
11,320,010           x                4    =    45,280,040
11,320,210           x               23    =   260,364,830
11,325,210           x               19    =   215,178,990
                                     --      -------------
                                     92      1,041,356,030      11,319,087
                                             -------------     ===========

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996

LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs             ($2,716,413)  =      ($0.24)
---------------------------------            ------------      ==========
   Weighted Avg. Shares                        11,320,210

                         ENERGY BIOSYSTEMS CORPORATION


                       COMPUTATION OF PER SHARE EARNINGS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

WEIGHTED AVERAGE SHARES OUTSTANDING:

      TOTAL                   # DAYS
     SHARES                OUTSTANDING
---------------------------------------
9,988,409            x                2     =    19,976,818
9,998,409            x               28     =   279,955,452
9,999,404            x                4     =    39,997,616
10,000,604           x                4     =    40,002,416
10,040,604           x               16     =   160,649,664
10,041,604           x                1     =    10,041,604
10,046,604           x               62     =   622,889,448
10,228,645           x               21     =   214,801,545
10,233,645           x               89     =   910,794,405
10,235,645           x                2     =    20,471,290
10,237,645           x                7     =    71,663,515
10,242,640           x               18     =   184,367,520
10,249,640           x               13     =   133,245,320
10,258,241           x                6     =    61,549,446
                                    ---       -------------
                                    273       2,770,406,059      10,148,008
                                                                ===========

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs            $    6,844,109  =  $      0.67
----------------------------------           --------------     ===========
   Weighted Avg. Shares                          10,148,008

                         ENERGY BIOSYSTEMS CORPORATION



                   COMPUTATION OF PER SHARE EARNINGS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995

WEIGHTED AVERAGE SHARES OUTSTANDING:

      TOTAL                   # DAYS
     SHARES                OUTSTANDING
---------------------------------------
10,233,645           x               46   =   470,747,670
10,235,645           x                2   =    20,471,290
10,237,645           x                7   =    71,663,515
10,242,640           x               18   =   184,367,520
10,249,640           x               13   =   133,245,320
10,258,241           x                6   =    61,549,446
                                    ---     -------------
                                     92       942,044,761   /  10,239,617
                                                             ============

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995

LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs             ($2,123,266) =       ($0.21)
----------------------------------           -------------   ============
   Weighted Avg. Shares                        10,239,617